UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2011 (May 11, 2012)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

(a)       The Company’s annual meeting of stockholders was held on May 11, 2012. The matters voted on and the results of the vote were as follows.

(b)       The Company’s stockholders voted on the matters set forth below.

1.	Nikesh Arora, John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, Joseph Jimenez, Richard J. Kogan, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nikesh Arora	340,482,446	2,385,153	667,006	56,125,986
John T. Cahill	337,190,810	5,852,257	491,538	56,125,986
Ian Cook	334,082,437	8,708,652	743,516	56,125,986
Helene D. Gayle	339,714,552	3,272,492	547,561	56,125,986
Ellen M. Hancock	338,269,867	4,702,349	562,389	56,125,986
Joseph Jimenez	341,663,325	1,346,169	525,111	56,125,986
Richard J. Kogan	336,211,842	6,385,261	937,502	56,125,986
Delano E. Lewis	337,408,625	5,559,733	566,247	56,125,986
J. Pedro Reinhard	339,136,060	3,927,329	471,216	56,125,986
Stephen I. Sadove	332,779,662	10,275,430	479,513	56,125,986

2.	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
394,374,501	4,655,556	630,534	0

3.	An advisory vote on the Company’s executive compensation was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
330,714,651	11,137,878	1,682,076	56,125,986

4.	A stockholder proposal regarding independent Board chair was not approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,443,059	269,377,221	1,714,325	56,125,986

For information regarding the vote required for the approval of the matters voted on at the annual meeting, please see the Company’s 2012 Proxy Statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 16, 2012	By: /s/ Andrew D. Hendry
	Name:	Andrew D. Hendry
	Title:	Chief Legal Officer and Secretary

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